                                                                    EXHIBIT 21.1

SUBSIDIARIES OF AROS CORPORATION


                                                                    STATE OF
SUBSIDIARY NAME                                                  INCORPORATION
----------------------------                                    ---------------
ReGen Biologics, Inc.                                            Delaware